Exhibit 99.1

TB SA Acquisition Corp Announces Receipt of NASDAQ Continued Listing Standard Notice

NEW YORK – April 25, 2022 – TB SA Acquisition Corp (Nasdaq: TBSA) (the “Company”) (the “Company”) today announced that on April 19, 2022 it received a deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) relating to the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) as required under Section 5250(c) of Nasdaq Rules regarding the Qualification, Listing and Delisting of Companies (the “Nasdaq Listing Rules”).

On April 1, 2022, the Company filed Notification of Late Filing on Form 12b-25 (the “Form 12b-25”), indicating that the filing of its Form 10-K will be delayed. Although the Company has dedicated significant resources to the completion of finalizing its audited consolidated financial statements and related disclosures for inclusion in the Form 10-K, the Company was unable to complete and file the Form 10-K prior to April 15, 2022, the extension period provided by the Form 12b-25. Additional time is needed by the Company to complete its review of the financial statements included in the Form 10-K in order to ensure a complete, accurate Annual Report. The delay is due primarily to additional information and investigation needed in relation to the Company’s financial statements to complete the audit.

In the course of its audit, the Company identified material weaknesses in its internal control over financial reporting related to its accounting for complex financial instruments and over the evaluation of vesting terms and recording of stock compensation expense. This further determination and related work and procedures resulted in the Company requiring additional time beyond the 15-day period provided by Rule 12b-25 to complete and file the Form 10-K.

Under Nasdaq Listing Rule 5810(c)(2)(F)(i), the Company generally has until 60 calendar days from the date of the deficiency letter to submit to Nasdaq a plan (the “Compliance Plan”) to regain compliance with the Nasdaq Listing Rules. The Company intends to submit the Compliance Plan as soon as practicable.

The Company is in compliance with all other Nasdaq continued listing standards. The Company expects to file the Form 10-K in the very near term and does not foresee any risk of non-compliance with the Nasdaq 60-day remediation timeframe. The Nasdaq notice has no immediate effect on the listing or trading of the Company’s securities on Nasdaq.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the impact of the Statement on the Company’s financial statements, as well as the effect of the revision on any periodic SEC filings, including the timing of filing the Form 10-K, constitute forward-looking statements that are based on the Company’s current expectations. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on March 24, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts

James Crawley

+1 (345) 814-5771

E-mail: James.crawley@tbsacorp.com

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